                                                                    EXHIBIT 4.3



            AZTEC MANUFACTURING CO. EMPLOYEE BENEFIT PLAN AND TRUST


Addendum

By the adoption of the MFS Fund Distributors, Inc. 401(k) Profit Sharing Plan and Trust, Serial Numbers D263832a and D363831a (the "Prototype Plan Document") and related Adoption Agreement (the "Adoption Agreement") (the Prototype Plan Document and the Adoption Agreement collectively referred to as the "Prototype Documents"), Aztec Manufacturing Co. (the "Employer") has adopted, for the benefit of its eligible employees, the Aztec Manufacturing Co. Employee Benefit Plan and Trust (the "Plan"), effective November 1, 1999. Such Plan is an amendment and restatement in its entirety of a previously established plan of the Employer which was effective March 1, 1969, and as subsequently amended and restated, effective March 1, 1993.

This Addendum to the Prototype Documents is hereby adopted by the Employer as follows:

     1. The Plan shall henceforth consist of the Prototype Documents and this Addendum, as the same may be amended from time to time.

     2.   The effective Date of this Addendum shall be December 1, 1999.

     3. Section 7.12 of the Prototype Plan Document is hereby amended by adding the following subsections:

          a. The Trustee will restrict the investment in qualifying Employer securities to publicly-traded common stock of the Employer or any other affiliate of the Employer.

          b. Notwithstanding the provisions of Section 7.3(c), each plan participant shall have the right to direct the Trustee as to the manner in which to vote that number of shares of Employer stock credited to his accounts. The number of shares deemed credited to plan participants' accounts shall be determined as of the date of record determined by the Employer for which an allocation has been completed under Section 4.4 and Employer stock has actually been credited to plan participants' accounts. To facilitate the voting right, the Employer shall deliver to each participant a copy of all proxies, notices and other information which it distributes to shareholders generally. The Employer will, in addition, establish procedures for the collection and timely transmission of participants' voting directions to the Trustee.

               The directions of each plan participant shall be communicated in writing and shall be held in confidence by the Trustee and not divulged to the Employer or any officer or employee thereof. Upon receipt of the directions, the Trustee shall vote as directed by the plan participant. The Trustee shall not vote those shares of Employer stock credited to plan participants' accounts for which no voting directions have been received. The Trustee will retain pursuant to




AZTEC MANUFACTURING CO. EMPLOYEE BENEFIT PLAN AND TRUST                 Page 1

               Section 7.3(c) the right to vote any shares of Employer stock which have not been credited to plan participants' accounts.

          c. Notwithstanding the provisions of Section 7.3(c), in the event of a tender offer or exchange offer, each plan participant shall have the right to direct the Trustee as to whether the shares of Employer stock credited to his accounts shall be tendered or exchanged in response to such offer. The number of shares credited to a plan participants' accounts shall be determined as of the date of record determined by the Employer for which an allocation has been completed under Section 4.4 and Employer stock has actually been credited to plan participants accounts. To facilitate the right to direct the Trustee as to a tender or exchange offer, the Employer shall utilize its best efforts to distribute to each plan participant the same information as may be distributed to the stockholders of the Employer in connection with such offer. The Employer will, in addition, establish procedures for the collection and timely transmission of the participants' tender or exchange offer directions to the Trustee.

               The directions of each plan participant shall be communicated in writing and shall be held in confidence by the Trustee and not divulged to the Employer, or any officer or employee thereof. Upon receipt of the directions, the Trustee shall vote as directed by the plan participant. The Trustee shall not tender or exchange those shares of Employer stock credited to plan participants' accounts for which no directions have been received. Pursuant to Section 7.3(c), the Trustee will retain the right to tender or exchange those shares of Employer stock which have not been credited to plan participants' accounts.

          d. In addition to its duties as described in Section 2.6 of the Prototype Plan Document, the Plan Administrator will be responsible for filing all reports required under federal or state securities laws with respect to the Plan's ownership interest in Employer stock. The Plan Administrator will establish such procedures as it shall deem necessary for compliance with such reporting requirements and to monitor and restrict transfers into and out of Employer stock pursuant to the requirements of
               Section 16 of the Securities Exchange Act of 1934 and ERISA
               Section 404(c).

     4. Section 6.10 of the Prototype Plan Document entitled "Pre-Retirement Distribution" is hereby amended by adding the following to Section 6.10:

               "For Participants in the Plan prior to December 1, 1999, a Participant shall be entitled to receive a distribution of all or part of his interest in the Plan upon filing a written request with the Plan Administrator, provided that no distribution shall be made unless the Participant in the Plan is 100% vested and the Participant has been a participant in the Plan for 5 years.

               In-service distributions are permitted from rollover accounts."




AZTEC MANUFACTURING CO. EMPLOYEE BENEFIT PLAN AND TRUST                 Page 2

IN WITNESS WHEREOF, the Employer and Trustees hereby cause this Addendum to the Prototype Plan Document to be executed on this _____ of November, 1999. This Plan, however, may not be adopted unless acknowledged by MFS Fund Distributors, Inc.

EMPLOYER:                                TRUSTEE:

Aztec Manufacturing Co.                  First Nebraska Trust Company

By:_______________________________       By:_________________________________



PARTICIPATING EMPLOYER:                  PARTICIPATING EMPLOYER:

Aztec Industries, Inc.                   Automatic Processing, Inc.

By: ___________________________          By:____________________________


The Calvert Co., Inc.                    Gulf Coast Galvanizing, Inc.

By:___________________________           By: ____________________________


Arkansas Galvanizing, Inc.               Aztec Manufacturing Waskom
                                         Partnership, Ltd.
By:___________________________           By: ____________________________


Rig-A-Lit Partnership, Ltd.              International Galvanizers
                                         Partnership, Ltd.
By:___________________________           By: ____________________________

Drilling Rig Electrical Systems          Atkinson Industries, Inc.
Partnership, Ltd.


By:___________________________           By: ____________________________

Arizona Galvanizing, Inc.                Hobson Galvanizing Inc.

By:___________________________           By: ____________________________




AZTEC MANUFACTURING CO. EMPLOYEE BENEFIT PLAN AND TRUST                 Page 3

CGIT, Westboro, Inc.                     Aztec Group Company

By:___________________________           By: ____________________________

Aztec Manufacturing Partnership, Ltd.

By: ____________________________



This Addendum may not be adopted unless an authorized representative of MFS Fund Distributors, Inc. has acknowledged the adoption of the Addendum. Such acknowledgment is for administerial purposes only. This Addendum only acknowledges that the Employer adopted this Addendum, but does not represent that this Plan is a qualified retirement plan under Section 401(a) of the Internal Revenue Code.

MFS Fund Distributors, Inc.

By:  ___________________



AZTEC MANUFACTURING CO. EMPLOYEE BENEFIT PLAN AND TRUST                 Page 4